Presentation to

Discussion Materials

Goldman, Sachs & Co.
June 22, 2010

Goldman Sachs

Table of Contents

Pre-Paid Legal's Dedicated Goldman Sachs Team

Stellar Tucker (Head of Business Services)



Managing Director
12 Years of Experience
J.L. Kellogg Graduate School of Management, Northwestern University, M.B.A.
Northwestern University, B.A.

Grant Moyer (Head of Industrials Leveraged Finance)



Managing Director
14 Years of Experience
Kenyon College, B.A.

Aasem Khalil (Head of Industrials Equity Capital Markets)



Managing Director
14 Years of Experience
Kenyon College, B.A.

Michael Lee (Industrials Financial Sponsors)



Vice President
13 Years of Experience
University College Dublin, B. Comm, MBS, and DPA

Ashley Everett (Industrials Equity Capital Markets)



Vice President
8 Years of Experience
Middlebury College, B.A.

Michael Kho



Vice President
Industrials
8 Years of Experience
New York University Stern School of Business, M.B.A.
New York University, B.S

Carol Ayat



Associate
Leveraged Finance
4 Years of Experience
CFA
American University of Beirut, M.A.

Sascha Knobloch



Analyst
Industrials
3 Years of Experience
Wharton School, University of Pennsylvania, B.S.

Chris Altchek



Analyst
Industrials
1 Year of Experience
Harvard University, B.A.

Josh Murray



Associate
Industrials
4 Year of Experience
Harvard University, BA.

Your Team's Recent Transaction Experience

SITEL Issuance of $300 million Senior Unsecured Notes Lead Bookrunner 2010	BOWNE $474mm sale to R.R. DONNELLEY Sellside Advisor 2010	REXNORD $1bn Bond 2010	Issuance of $200mm Senior Secured Bonds Lead Left Bookrunner 2009	Merger with Watson Wyatt Financial Advisor to Towers Perrin 2009	$13bn Follow-on 2009
GOODYEAR Issuance of $1bn bond 2009	SMP $28mm Equity Follow-On 2009	$1.5bn IPO 2008	Vedior $5.8bn sale to randstad Sellside Advisor 2007	CLIENTLOGIC $425mm Acquisition of SITEL Buyside Advisor 2007	CLIENTLOGIC $760mm Acquisition Financing 2007
OXFORD Sold to On Assignment Sellside Advisor 2007	ARINC $815mm sale to THE CARLYLE GROUP Sellside Advisor 2007	$2.1bn Take Private 2007	KELLY SERVICES $130mm Secondary Offering 2007	claire's 3.1bn Take Private 2007	$800mm sale to EATON Sellside Advisor 2006
ALERIS $3.7bn Take Private 2006	PETCO $1.8bn Take Private 2006	MANPOWER Issuance of €200mm Notes Book Runner June 2006	KELLY SERVICES Acquisition of 3.25% of TEMP GROUP Buyside Advisor February 2006	JV with EDS Financial Advisor January 2006	FTI CONSULTING $175mm High Yield Bond Offering 2005
	FTI CONSULTING $125mm Convertible Bond Offering 2005	DynCorp INTERNATIONAL $400mm IPO 2006	CIT $15bn IPO 2002	$188mm sale to Select Staffing Sellside Advisor 1998	

Goldman Sachs' Dominance in M&A

Global M&A (2005-2010 YTD)



29.2%
Goldman Sachs
$4,640
2,135 deals
26.0%
Morgan Stanley
$4,138
1,979 deals
24.9%
JP Morgan
$3,966
2,206 deals
22.0%
Citi
$3,506
1,861 deals
21.8%
BoA Merrill Lynch
$3,476
1,922 deals
Market Share
0
1,000
2,000
3,000
4,000
5,000
6,000
($ in billions)

US M&A (2005-2010 YTD)



41.1%
Goldman Sachs
$2,448
877 deals
32.5%
JP Morgan
$1,934
865 deals
32.1%
Morgan Stanley
$1,909
651 deals
29.7%
BoA Merrill Lynch
$1,771
918 deals
26.5%
Citi
$1,580
690 deals
Market Share
0
500
1,000
1,500
2,000
2,500
3,000
($ in billions)

Global M&A (2000-2010 YTD)

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2005-2010 YTD
Goldman Sachs	***1***	***1***	***1***	***1***	***1***	***1***	***1***	***1***	***1***	***1***	***1***	***1***
Morgan Stanley	2	3	4	3	5	2	2	2	6	2	5	2
BoA Merrill Lynch	4	2	6	2	4	4	5	4	4	5	7	5
JP Morgan	6	4	2	4	3	3	3	3	2	3	2	3
Citi	5	6	3	5	2	5	4	5	3	4	8	4
Credit Suisse	3	5	5	9	11	8	6	7	8	5	3	7
Lazard	9	10	7	6	6	9	9	12	10	8	6	9
Deutsche Bank	12	7	8	8	7	7	8	8	7	9	4	8
UBS	8	8	10	7	10	6	7	6	6	7	10	6
Rothschild	10	11	9	11	8	11	11	11	12	11	13	11

Source: Thomson Financial Securities Data and Dealogic, As of May 21, 2010

Goldman Sachs is the Leading Sellside Advisor

2004 – 2009

(US$ in billions)

Sell-side M&A is at the core of Goldman Sachs' M&A franchise

Global Overall Sellside League Table



18.4% Goldman Sachs $3,654 1,487 deals
17.5% Morgan Stanley $3,477 1,227 deals
15.5% JP Morgan $3,072 1,570 deals
12.4% UBS $2,472 1,272 deals
11.8% Citi $2,350 1,279 deals
11.2% BoA Merrill Lynch $2,225 1,275 deals
8.7% Credit Suisse $1,736 1,074 deals
7.9% Deutsche Bank $1,563 794 deals
7.8% Rothschild $1,548 1,201 deals
6.0% Lazard $1,184 1,079 deals
Market Share
0 1,000 2,000 3,000 4,000 5,000
($ in billions)

Goldman Sachs Advisory Roles

56% of Goldman Sachs' Deals are Sellsides[1]



Buyside 39%
Sellside 56%
JV / MOE 5%

Global Sellside League Table

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2008 - 2009
Goldman Sachs	*1*	*1*	*1*	*1*	*1*	*1*	*1*	*1*	*1*	*1*
Morgan Stanley	2	2	3	2	5	2	2	2	4	2
Citi	6	4	2	3	2	5	3	3	2	3
JP Morgan	5	6	5	4	3	3	4	4	3	4
BoA Merrill Lynch	4	3	6	5	4	4	5	5	5	6
Credit Suisse	3	5	4	10	11	9	7	7	7	7

Source: SDC as of 31-Dec-2009
[1] As of 31-Dec-2009

Middle-Market Sell-Sides Are Our Bread and Butter

2005 to 2010 YTD

58% of Goldman Sachs' Strategic Assignments are under $1 bn



Under $250mm 25%
$250 - $500mm 17%
$500mm - $1bn 16%
> $1bn 42%

Leader in Middle-Market Deal Advisory of <$1.5bn in Size



9.3% Goldman Sachs $639 1,234 deals
9.3% JP Morgan $632 1,315 deals
8.3% BoA Merrill Lynch $568 1,184 deals
8.0% Morgan Stanley $548 1,173 deals
7.9% UBS $542 1,177 deals
7.5% Citi $511 1,099 deals
6.8% Credit Suisse $467 1,062 deals
5.3% Deutsche Bank $363 806 deals
4.6% Rothschild $314 955 deals
3.6% Lazard $247 741 deals
Market Share
0
300
600
900
($ in billions)

Source: Thomson Financial Securities Data
Note: Announced Deals; Credit to target and acquirer advisors; as of 31-Mar-2010

Goldman Sachs

Goldman Sachs' Leadership in High Yield New Issues

Strong Market Share in High Yield Issuance

CALPINE $400,000,000 Sr Sec Notes due 2019 Sole Bookrunner May 17, 2010	WireCo WorldGroup $275,000,000 Senior Notes due 2016 Lead Bookrunner May 14, 2010	Mylan $1,250,000,000 Senior Notes due '17 and '20 Lead Bookrunner May 12, 2010	CEQUEL III $600,000,000 Senior Notes due 2017 Lead Bookrunner April 20, 2010	syncreon $300,000,000 Senior Notes due 2018 Joint Bookrunner April 27, 2010	BERRY $500,000,000 Senior Sec Notes due 2018 Joint Bookrunner April 22, 2010	[illegible] $250,000,000 Senior Notes due 2018 Joint Bookrunner April 22, 2010
REXNORD $1,145,000,000 Senior Notes due 2018 Joint Bookrunner April 21, 2010	New World $475,000,000 Senior Sec Notes due 2018 Lead Bookrunner April 19, 2010	Country Garden $550,000,000 Senior Notes due 2017 Lead Bookrunner April 15, 2010	CABLEVISION $1,250,000,000 Senior Notes due '18 and '20 Joint Bookrunner April 12, 2010	integra Telecom $475,000,000 Senior Sec Notes due 2016 Joint Bookrunner April 9, 2010	VALEANT $400,000,000 Senior Notes due 2020 Lead Bookrunner April 6, 2010	MagnaChip $250,000,000 Senior Notes due 2018 Lead Bookrunner April 6, 2010
Midwest Gaming $175,000,000 Senior Sec Notes due 2016 Lead Bookrunner March 31, 2010	Ball $500,000,000 Senior Notes due 2020 Joint Bookrunner March 17, 2010	USS $600,000,000 Senior Notes due 2020 Joint Bookrunner March 16, 2010	SITEL $300,000,000 Senior Notes due 2018 Lead Bookrunner March 15, 2010	Steel Dynamics, Inc. $500,000,000 Senior Notes due 2020 Joint Bookrunner March 11, 2010	OSHKOSH $500,000,000 Sr Notes due '17 and '20 Joint Bookrunner February 26, 2010	NISKA $800,000,000 8.875% Sr Notes due '18 Joint Bookrunner February 28, 2010
ims $1,000,000,000 12.5% Sr Notes due '16 Sole Bookrunner February 19, 2010	APPLETON $300,000,000 10.5% Sr Sec due '15 Joint Bookrunner February 6, 2010	CROSSTEX $700,000,000 8.875% Sr Notes due '18 Joint Bookrunner February 6, 2010	NEWFIELD $700,000,000 6.875% Sr Notes due '20 Joint Bookrunner January 20, 2010	UNITED $700,000,000 Sr Sec Notes due '13 Joint Bookrunner January 11, 2010	ClearChannel $2,5000,000,000 9.250% Sr Notes due '17 Lead Bookrunner December 18, 2009	McJunkin Red Man $1,0000,000,000 9.500% Sr Sec Notes due '16 Lead Bookrunner December 16, 2009
EXPRO $1,4000,000,000 8.500% Sr Sec Notes due '16 Lead Bookrunner December 14, 2009	JDA $275,000,000 8.000% Sr Sec Notes due '14 Lead Bookrunner December 7, 2009	CEDC $750,000,000 8.875% Sr Sec Notes due '16 9.125% Sr Sec Notes due '16 Lead Bookrunner November 24, 2009	KOPPERS $300,000,000 7.875% Sr Notes '16 Lead Bookrunner November 20, 2009	JohnsonDiversey $650,000,000 8.250% Sr Notes due '19 10.500% HoldCo Notes due '20 Lead Bookrunner November 10, 2009	HEALTHSOUTH $300,000,000 8.125% Sr Notes '20 Joint Bookrunner November 17, 2009	Unitymedia €2,085,000,000 9.625% Sr Notes due '19 8.125% Sr Sec Notes due '17 Joint Bookrunner November 17, 2009

Goldman Sachs

Accelerated Stock Buybacks
Publicly Disclosed Transactions in 2005-2010YTD

- Goldman Sachs structured ~$36.8bn of publicly disclosed Accelerated Stock Buyback transactions in 2005-2010YTD
- Goldman Sachs has executed approximately 36% of all announced ASB volume in this timeframe

League Table



GS 71 $36,761
CS 17 $17,490
LEH 19 $16,081
BoA 19 $10,774
ML 14 $9,066
JPM 15 $7,832
Citi 11 $6,012
BNP 5 $2,528
MS 11 $2,934
UBS 9 $1,175
BARC 2 $350
Notional ($mm)
Number of Deals

Recent Precedent Transactions > $50mm

Date	Issuer	Repurchase Amount	Counterparty
16-Jun-10	Genzyme	$1,000mm	GS
9-Jun-10	Forest Labs	500	MS
4-May-10	JB Hunt	100	GS
19-Apr-10	Constellation Brands	300	GS
22-Mar-10	Dollar Tree Stores	200	BoA
2-Mar-10	Sara Lee	500	GS
16-Feb-10	Ball Corporation	125	GS
28-Jan-10	Quest Diagnostics Incorporated	250	BARC
5-Jan-10	Aspen Insurance	200	GS
9-Dec-09	The Hanover Group	100	BARC
9-Nov-09	FTI Consulting	250	GS
21-Jul-09	Intel	1,216	GS
26-May-09	Celgene	100	MS
26-May-09	Intuitive Surgical	150	GS
4-Mar-09	Lexmark International Inc.	100	BoA
19-Feb-09	Gilead Sciences	750	Citi
22-Oct-08	Shanda	175	GS
16-Oct-08	Lexmark International Inc.	150	Citi
10-Sep-08	Aflac Inc.	825	GS
28-Aug-08	Unum Group	350	DB
26-Aug-08	Lawson Software, Inc.	100	LEH
1-Aug-08	ConAgra Foods	900	ML/BoA
10-Jun-08	Hartford Financial Services Group	500	CS
29-May-08	Amgen	1,500	LEH
10-Apr-08	Endo Pharmaceuticals	325	DB
1-Apr-08	Sempra Energy	1,000	ML
24-Mar-08	Patterson Companies Inc.	250	JPM
3-Mar-08	EnPro Industries	50	CS
29-Feb-08	Gilead Sciences	500	GS
26-Feb-08	Plexus Corp	100	MS
8-Feb-08	Digital River, Inc.	127	GS
8-Feb-08	VeriSign, Inc.	600	N/A
7-Feb-08	Alkermes, Inc.	60	MS
4-Feb-08	Aflac Incorporated	757	ML
1-Feb-08	California Pizza Kitchen	46	BoA
31-Jan-08	Unum Group	350	MS
12-Dec-07	Ball Corporation	100	GS
20-Nov-07	Meadwestvaco	400	GS
20-Nov-07	Zale Corp	100	LEH
15-Nov-07	Maximus, Inc.	150	UBS
13-Nov-07	Aeropostale, Inc.	125	BoA
12-Nov-07	Aspen Insurance Holdings	50	GS
9-Nov-07	Mirant Corporation	1,000	JPM
6-Nov-07	CVS Caremark Corp	2,300	LEH
31-Oct-07	Constellation Energy	250	N/A
22-Oct-07	Harman International Industries	400	JPM/BS
1-Oct-07	Rockwell Collins, Inc.	224	UBS
28-Sep-07	Aspen Insurance Holdings	50	GS
17-Sep-07	International Flavors & Fragrances	450	MS
14-Sep-07	Tween Brands	143	BoA
10-Sep-07	Rohm and Haas	1,000	GS

I. Executive Summary

Executive Summary

Our Understanding of Your Key Objectives

- Catalyze topline growth while preserving successful multi-level marketing core franchise
- Assess appropriate capital allocation program
- Evaluate opportunities for strategic alliances or partnerships to increase distribution capabilities, create multi-channel strategy, and optimize execution
- Maximize confidentiality and minimize disruption
- Minimize execution risk
- Increase shareholder value

Review of Alternatives Considered

- We considered a spectrum of strategic alternatives for the Company including:
  - — Status quo – Buy back shares with free cash flow and continue current strategy
  - — Sale – Sell the Company to a strategic buyer
  - — Take private – Partner with a financial sponsor with distribution capabilities / expertise
  - — Enhanced share buyback – Accelerate buyback activity by levering up the balance sheet
  - — Pursue acquisition(s) – Increase topline growth and / or profitability through complementary, bolt-on acquisition(s)
  - — Joint venture / alliance – Create strategic partnership / alliance to mutually benefit from respective expertise

Goldman Sachs

Comparison of Strategic Alternatives

Alternatives	Strengths	Topics to Consider
Status Quo	■ Market leader in niche segment ■ Large market opportunity ■ Profitability and free cash flow profile ■ Proven business model	■ Ability to increase topline growth and leverage the sales force ■ Competitive threats ■ SEC scrutiny ■ Lack of investor understanding / following
Sale to a Strategic Buyer	■ Immediate premium to shareholders ■ Low execution risk ■ Tax advantage should sale close in 2010	■ Loss of control and valuation ■ Limited strategic buyers ■ Timing and confidentiality ■ Management roles ■ Resolution of SEC scrutiny
Partner with a Financial Sponsor	■ Likely strong interest from select financial sponsors ■ Financing markets strengthening ■ Low execution risk ■ Removes public investor / SEC scrutiny ■ Private company status can facilitate restructuring / strategy change ■ Tax advantage should sale close in 2010	■ Support of key shareholders ■ Valuation ■ Timing ■ Confidentiality ■ Resolution of SEC scrutiny
Enhanced Share Buyback	■ Enhances EPS growth ■ Enhances ROE and ROA ■ Capture value in depressed stock ■ Reduces cost of capital and improves balance sheet efficiency	■ Does not address core business issues ■ May negatively impact valuation given it reduces public float and increases key shareholder overhang ■ Potential size constraints ■ Reduces financial flexibility
Pursue Acquisitions	■ Potential to enhance growth ■ Potential synergies ■ Diversifies earnings base	■ Lack of high quality assets ■ Execution risk and may distract management from the core business ■ May not directly address core strategic issues
Joint Venture	■ Leverage distribution network ■ Benefits from partners' expertise / capabilities ■ Ability to structure to retain control	■ Potential synergies will likely be limited ■ Exit considerations ■ Complicated negotiation/execution risk

Goldman Sachs

Preliminary Valuation Summary for Pre-Paid Legal



52-W Low
$ 30.68
52-W High
$ 52.20
Trading Performance
Public Market
$ 44.00
$ 78.25
Private Market
$ 53.25
$ 75.25
Discounted Cash Flow Analysis
$ 63.00
$ 83.25
Leveraged Buyout Analysis
$ 64.00
$ 76.25
$30
$40
$50
$60
$70
$80
$90
$100
Current Price: $ 49.18

Trading Performance
- Trading at ~94% of 52-week high ($52.20), 32% below all-time high ($70.90) on 18-Jul-2007

Public Market
- Multiple range of 4.0 - 7.0x CY2010E EBITDA
- Currently trading at 4.1x CY2010E EBITDA

Private Market
- LTM EV / EBITDA of 5.0x - 7.0x

Discounted Cash Flow Analysis
- 5.0x – 7.0x terminal trailing EBITDA (2014E)
- 10.0% – 12.0% discount rate
- Perpetuity growth rate 0.0% – 3.2%

Leveraged Buyout Analysis
- 3.0x - 4.0x leverage; 3.5x term loan (7.5% Cost of Debt)
- Exit at 6.0x - 7.0x trailing EBITDA (2014E)
- Minimum cash balance of $26mm

Source: Company management projections and GS estimates, Bloomberg as of 16-Jun-2010
Note: Assumes Net Cash of $16mm as of 31-Mar-2010 from Management projections and 10.16mm shares outstanding.

Goldman Sachs

Pre-Paid Legal Analysis at Various Prices

(US$ in millions, except per share data)

Premium		0 %	20 %	30 %	40 %	50 %	60 %
Stock Price		$ 49.18	$ 59.02	$ 63.93	$ 68.85	$ 73.77	$ 78.69
% of 52 week high	$ 52.20	94 %	113 %	122 %	132 %	141 %	151 %
% of 52 week low	33.27	148	177	192	207	222	237
% of all time high	70.90	69	83	90	97	104	111
% of 3-year average	44.60	110	132	143	154	165	176
% of 2-year average	40.75	121	145	157	169	181	193
% of 1-year average	43.61	113	135	147	158	169	180
Equity Market Cap		$ 493	$ 592	$ 641	$ 691	$ 740	$ 789
Net Debt		$(18)	$(18)	$(18)	$(18)	$(18)	$(18)
Enterprise Value		$ 475	$ 574	$ 623	$ 673	$ 722	$ 771
EV / Sales							
2009A	$ 467	1.0 x	1.2 x	1.3 x	1.4 x	1.5 x	1.7 x
2010E	471	1.0	1.2	1.3	1.4	1.5	1.6
2011E	476	1.0	1.2	1.3	1.4	1.5	1.6
EV / EBITDA							
2009A	$ 112	4.2 x	5.1 x	5.6 x	6.0 x	6.5 x	6.9 x
2010E	117	4.1	4.9	5.3	5.8	6.2	6.6
2011E	119	4.0	4.8	5.2	5.7	6.1	6.5
P / E							
2010E	$ 6.87	7.2 x	8.6 x	9.3 x	10.0 x	10.7 x	11.5 x
2011E	7.87	6.2	7.5	8.1	8.7	9.4	10.0

Source: *Management Projections for Pre-Paid Legal, Stock Price as of 16-Jun-2010, Net Debt as of 31-Mar-2010 Balance Sheet*

Goldman Sachs

Preliminary Illustrative Present Value of Future Stock Prices

FY1 P/E Based on Management Projections

(US$ per share)

Future Stock Prices



$116.32
$99.64
$95.17
$86.56
$81.52
$75.57
$74.02
$70.83
$63.41
$61.83
$55.09
$48.09
2010E
2011E
2012E
2013E
7.0x P/E
9.0x P/E
11.0x P/E

Present Value of Future Stock Prices[1]



$87.74
$82.56
$78.80
$75.57
$71.79
$67.55
$64.47
$61.83
$55.83
$52.54
$50.14
$48.09
Current Stock Price $49.18
7.0x P/E
9.0x P/E
11.0x P/E

Source: Management projections; Market data as of 16-Jun-2010

[1] Assumes a Pre-Paid Legal cost of equity of 9.66%.

II. The Backdrop

GS Expects Modest Growth and Increasing Unemployment

US GDP Growth is Expected to Rebound in 2011



Annualized Quarterly GDP Growth (%)
6.0
4.0
2.0
0.0
(2.0)
(4.0)
(6.0)
(8.0)
(0.7)
1.5
(2.7)
(5.4)
(6.4)
(0.7)
2.2
5.6
3.2
3.0
2.8
2.8
2.8
1.5
2.8
1.5
2.8
2.5
3.0
2.9
3.5
3.0
3.9
3.5
GS Forecast
Annualized Quarterly GDP Growth
Consensus Forecast
Q1 Q2 Q3 Q4
2008
2009
2010
2011

Unemployment Expected to Peak in 2Q 2011 at 9.9 %



Unemployment Rate (%)
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Unemployment Rate, %
Consensus Forecast
GS Forecast
4.9
5.4
6.1
6.9
8.1
9.3
9.6
10.0
9.9
9.7
9.6
9.5
9.8
9.4
9.9
9.2
9.9
9.0
9.8
8.8
9.7
8.9
Q1 Q2 Q3 Q4
2008
2009
2010
2011

Source: GS Research; Bloomberg Median Forecasts

Goldman Sachs

GS Expects Fed Will Keep Rates Low for an Extended Period

Excess Capacity Remains Quite High…



Capacity Utilization Rate
10 Year Mean
Unemployment
Capacity Utilization Rate (%)
Unemployment Rate (%)
90
85
80
75
70
65
11
9
7
5
3
1
-1
2000
2002
2004
2006
2008
2010

…Indicating Downward Pressure on Inflation…



CPI (yoy)
GS Forecast
Consensus Forecast
% Change YoY
6.0
4.0
2.0
0.0
-2.0
-4.0
2.2
0.4
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
2007
2008
2009
2010
2011

…Allowing the Fed to Stay on Hold Through 2011…



Fed Funds
3mL
Fed Funds GS Forecast
3mL GS Forecast
(%)
6
4
2
0
.40
.15
Jan-2007
Jan-2008
Jan-2009
Jan-2010
Jan-2011

…and a Low Rate Environment to Persist



10yr UST (Curr: 3.2)
30yr UST (Curr: 4.1)
5yr UST (Curr: 2.0)
10yr UST GS Forecast
30yr UST GS Forecast
5yr UST GS Forecast
Yield (%)
6
5
4
3
2
1
4.75
3.75
2.8
Jul-2007
Jul-2008
Jul-2009
Jul-2010
Jul-2011

Volatility Jumps as Trading Becomes Event Driven

Increased Volatility…


S&P 500
VIX
S&P 500
VIX
1,240
1,220
1,200
1,180
1,160
1,140
1,120
1,100
1,080
1,060
1,040
49
44
39
34
29
24
19
14
14-Jan
5-Feb
1-Mar
22-Mar
13-Apr
4-May
25-May
16-Jun

…Driving Secondary Yields Off Lows


BB Index
B Index
10.0%
9.5%
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
14-Jan
4-Feb
25-Feb
18-Mar
8-Apr
29-Apr
20-May
10-Jun
BB B
1/14/10 7.0% 8.3%
Current 7.5% 8.9%
Max 7.7% 9.5%
Min 6.7% 7.7%
Average 7.2% 8.5%

Source: Bloomberg and Advantage Data

Leveraged Loan Primary Market Update

As of June 21, 2010

- Only one deal priced this week, Styron's $800mm first lien TLB
  - The average OID on loan new issues widened from 1.11 pts in April to 1.97 pts today
  - The percent of loan deals with some kind of call protection doubled from just under 20% in April to over 30% today
  - Over 55% of B-rated first-lien loan deals in market have flexed pricing terms compared to just 5% in April
- Although pricing terms continued to widen for issuers tapping the loan market, issuers are still finding sufficient market depth and willingness among loan investors to price risk
  - For example, Willbros Group shifted from a $50mm TL and $250mm 2L secured bond to a $300mm, 4yr term loan to back the $480mm acquisition of InfrastruX
- Secondary levels rose this week in tandem with broader risk markets
  - Accounts that have cash to put to work have begun picking up loans in the secondary, moving markets higher

Leverage Loan New Issue Volume


$600 bn
$400 bn
$200 bn
$ bn
Pro Rata
Institutional
2007
2008
2009
2010 YTD
$40 bn
$30 bn
$20 bn
$10 bn
$ bn
Feb-10
Mar-10
Apr-10
May-10
Jun-10

Secondary Spreads by Corporate Rating


L+1250
L+1000
L+750
L+500
L+250
BB-/Ba3
B+/B1
B/B2
6/10/10
6/17/10
Week Δ
BB-/Ba3 L+324 L+345 21 bps
B+/B1 L+457 L+456 - 1 bps
B/B2 L+504 L+501 - 3 bps
Jun-09
Sep-09
Dec-09
Mar-10
Jun-10

Source: S&P's LCD

Recent Institutional Loan Transactions

Issuer	Industry	CCR	Amount	Spread	Floor	OID
Styron LLC - 1L	Industrials	B2/B+	$800 mm	L + 575	1.75%	98.0
Telx Group	TMT	B2/B-	$150 mm	L + 600	2.00%	98.0
TransUnion	FIG	B1/B+	$950 mm	L + 500	1.75%	98.5
Cincinnati Bell	TMT	B1/B+	$760 mm	L + 500	1.50%	97.0
AutoTrader.com	TMT	Ba3/BB+	$300 mm	L + 450	1.50%	98.0
Calpine	Natural Resources	B1/B	$1300 mm	L + 550	1.50%	98.0
IMG Worldwide	TMT	B2/B	$250 mm	L + 525	2.00%	97.0
RCN Cable	TMT	B1/TBD	$560 mm	L + 450	2.00%	98.5
Spectrum Brands	Consumer/Retail	B2/B	$750 mm	L + 650	1.50%	98.0
Tenneco	Industrials	B3/B	$150 mm	L + 475	N/A	99.0
Protection One	Industrials	B2/B+	$390 mm	L + 425	1.75%	98.5
AWAS Aviation Capital	FIG	Ba3/BB	$530 mm	L + 575	2.00%	97.0
RCN Metro	TMT	B2/B	$240 mm	L + 450	2.00%	98.5

Goldman Sachs

Recently Flexed Loan Transactions

Date Terms Revised	Date Launched	Borrower	CCR Rating	Left Lead Arranger	Size	Original Pricing Drawn Spread	Original Pricing Libor Floor	Original Pricing OID	Original Pricing Yield	Revised Pricing Drawn Spread	Revised Pricing Libor Floor	Revised Pricing OID	Revised Pricing Yield	Delta	Other Changed Terms
10-Jun-10	10-May-10	CITGO	Ba2 / BB-	BNP	$ 525	350	175	98.5	5.63%	600	200	98.0	8.50%	2.88%	Postponed high yield offering and upsized term loans with a 5-year and 7-year term loan
10-Jun-10	10-May-10	CITGO	Ba2 / BB-	BNP	600	350	175	98.5	5.63%	700	200	98.0	9.50%	3.88%	
8-Jun-10	13-May-10	AutoTrader	Ba3 / BB+	GS	300	350	150	99.0	5.25%	450	150	98.0	6.50%	1.25%	101 soft call, $25mm shifted to TLA
10-Jun-10	21-May-10	TransUnion	B1 / B+	JPM	950	388	175	99.0	5.88%	500	175	98.5	7.13%	1.25%	101 soft call, reduced max leverage level for accordion, MFN-
7-Jun-10	21-May-10	Canwest	B2 / B+	JPM	400	600	200	98.0	8.50%	700	200	97.0	9.75%	1.25%	101 hard call
7-Jun-10	21-May-10	Styron	B1 / B+	DB	800	475	175	99.0	6.75%	575	175	98.0	8.00%	1.25%	101 soft call, eliminated 2nd Lien
7-Jun-10	29-Apr-10	IMG Worldwide	B2 / B	JPM	250	425	175	98.5	6.38%	525	200	97.0	8.00%	1.63%	101 soft call (2yrs), dec. from $300mm
4-Jun-10	17-May-10	Cincinnati Bell	B1 / B+	BAS	760	375	150	98 - 99	5.63%	500	150	97.0	7.25%	1.63%	101 soft call, incr. ECF sweep
3-Jun-10	12-May-10	Calpine	B1 / B	CS	1,300	350	150	98.0	5.50%	550	150	98.0	7.50%	2.00%	101 soft call eliminated RC
3-Jun-10	9-Feb-10	Spectrum Brand	B2 / B	CS	750	450	150	99.0	6.29%	650	150	98.0	8.50%	2.25%	101 soft call, incr. amort, shift to bonds
27-May-10	7-May-10	R3 Treatment	NR / NR	UBS	85	500	200	99.0	7.25%	650	200	99.0	8.75%	1.50%	102, 101 hard call
26-May-10	12-May-10	AWAS	Ba3 / BB	GS	530	525	175	98.0	7.50%	575	200	97.0	8.50%	1.00%	NC1, 102, higher amort
20-May-10	30-Apr-10	RCN Cable	B1 / B	SunTrust	560	375	175	99.0	5.79%	450	200	98.5	6.88%	1.13%	101 soft call
Median									5.88%				8.00%	1.50%	
Mean									6.30%				8.06%	1.76%	

Source: S&P's LCD News
Note: Yields based on assumed 4 yr WAL

High Yield Primary Market Update

As of June 21, 2010

- High Yield primary activity continues to trickle as three deals priced globally this week for ~$800mm
  - Investors are focusing on the sole deal currently being marketed, Michael Foods, which is expected to price early in the week
  - On the horizon, there is roughly $4.5 billion of new issue volume expected to hit the market. Key deals include those which will takeout a committed bridge, such as those underwritten for DynCorp, Interactive Data, and inVentiv Health
- The tone in the HY market improved over the week as bond prices pushed higher
  - An optimistic view toward second quarter corporate results boosted investor sentiment
  - Market conditions firmed for the seventh straight day on Friday, providing hope that if this positive movement continues, the window for high yield new issuance could re-open, albeit at wider levels than seen in April

High Yield New Issue Volume



$200 bn
$150 bn
$100 bn
$50 bn
$ bn
2007
2008
2009
2010 YTD
$50 bn
$40 bn
$30 bn
$20 bn
$10 bn
$ bn
Feb-10
Mar-10
Apr-10
May-10
Jun-10

Bond Yields By Rating



35
30
25
20
15
10
5
0
CCC
B
BB
6/11/2010 6/18/2010 Week Δ
BB 7.89% 7.56% - 33.0 bps
B 9.23% 8.81% - 42.0 bps
CCC 12.37% 11.73% - 64.0 bps
Jan-09 Feb-09 Apr-09 Jun-09 Aug-09 Oct-09 Nov-09 Jan-10 Mar-10 May-10

Source: Barclays Capital High Yield Index, Dealogic, S&P's LCD, IFR Credit

Recent High Yield Transactions

Issuer	Amount	Tranche	Maturity	Mdy's	S&P	Coupon	Price	Yield
Remy Cointreau	$205 mm	Sr	2016	NR	NR	5.180%	97.745	5.600%
CITGO Petroleum	$300 mm	Sr Sec	2017	Ba2	BB+	11.500%	98.822	11.750%
TitleMax	$250 mm	Sr Sec	2015	B2	B+	13.250%	99.078	13.500%
TransUnion LLC	$645 mm	Sr	2018	B3	B-	11.375%	100	11.375%
BWAY Holding	$205 mm	Sr	2018	B3	B-	10.000%	98.658	10.250%
Triumph Group	$350 mm	Sr	2018	Ba3	B+	8.625%	99.27	8.750%
Spectrum Brands	$750 mm	Sr Sec	2018	B2	B	9.500%	98.634	9.750%
DriveTime Auto	$163 mm	Sr Sec	2017	B3	B	12.625%	98.854	12.875%
SkillSoft	$310 mm	Sr	2018	Caa1	B-	11.125%	99.347	11.250%
American Tire	$250 mm	Sr	2017	B2	CCC+	9.750%	98.76	10.000%
Dave & Busters	$200 mm	Sr	2018	B3	B-	11.000%	100	11.000%
The Hillman Group	$150 mm	Sr	2018	B3	CCC+	10.875%	100	10.875%
JC Penney	$400 mm	Sr	2020	Ba1	BB+	5.650%	99.719	5.687%
Calpine Corp.	$400 mm	Sr Sec	2019	NR	NR	8.000%	100	8.000%

Historical Yields Across the Credit Spectrum



May-10 Yields
BBB BB B
5.0% 7.8% 9.1%
1993-2002 Average
BBB BB B
7.4% 8.9% 11.1%
2003-2007 Average
BBB BB B
5.6% 6.9% 8.0%
2008-2010 Average
BBB BB B
6.7% 9.5% 11.6%
Yield (%)
22.0
20.0
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
1993
1995
1997
1999
2001
2003
2005
2007
2009

Source: Barclays Live

Outlook for M&A in 2010 – What to Expect

- **Factors driving increase in M&A volume:**
  - — Continued availability of financing on reasonably favorable terms
  - — Corporates are "long" cash and "short" top-line growth
  - — CEO confidence has improved with increased visibility on near-term business performance
  - — Increased price stability provides better conditions for M&A — it's difficult to price an M&A deal when the target's stock price is volatile (and the buyer's stock price, if a stock deal)
- **Regulatory uncertainties are likely to be a negative factor**
  - — Uncertainties relating to regulatory changes, tax laws and anti-trust may present potential impediments
  - — Potential for increased protectionism impacting cross-border deals
- **Private equity has returned as an important player in M&A, albeit with a focus on small- and mid-cap deals**
  - — Private equity has substantial funds to deploy; debt financing markets remain accommodating
  - — Financial sponsors are likely to look for opportunities to harvest their portfolio companies
  - — Return of staple-on debt financing
- **Unsolicited / hostile activity continues to be a significant component of M&A**
  - — Need for consolidation / cost synergies driving hostile deals
  - — New and proposed governance rules will further destabilize target companies (proxy access, say-on-pay, shareholder proposals to allow shareholders to call meetings to remove directors, increased disclosure of director qualifications)

III. Status Quo

Historical Stock Price Chart

(US$ in millions, except per share data)

	1Y Average	3Y Average	5Y Average	10Y Average
Stock Price	$46.66	$44.56	$46.45	$34.20
LTM EV / EBITDA	4.5x	5.5x	6.7x	7.0x
LTM P / E	8.3x	9.8x	11.9x	12.1x
LTM EPS	$5.27	$4.67	$3.95	$3.01
R2 Correlation between Stock Price and EPS		0.28	0.34	0.41



$120
$100
$80
$60
$40
$20
$0
Jun-2000
Feb-2002
Oct-2003
Jun-2005
Feb-2007
Oct-2008
Jun-2010
$5.35
$101.0
$49.18
LTM EBITDA (in mm)
Stock Price
LTM EPS

Source: Bloomberg as of 16-Jun-10

Goldman Sachs

Developing a Set of Public Comparables for PPD

	Public Comparables	Perspectives
Multilevel Marketing	HERBALIFE. AVON NU SKIN USANA HEALTH SCIENCES oriflame	■ Multi-level marketing firms focused on cosmetics and health products ■ Similar sales channels and marketing model ■ Different products ■ Lower margin profile ■ Larger size than PPD ■ Higher CapEx expenses
Tax Accounting Services	H&R BLOCK JACKSON HEWITT TAX SERVICE intuit.	■ Providing tax advice and tax software at locations around the U.S. (Intuit focuses on software) ■ Low sales growth expected for HRB and JTX ■ Similar margin profile ■ No subscription model ■ Substantially higher Capex ■ Similar end-markets – Consumers with limited access to or readiness to engage with professional services
Insurance	**Personal Lines:** Allstate, Progressive, Mercury General, Hanover, State Auto, Horace Mann, Safety Insurance, Donegal **Non Standard:** Infinity P&C, Kingsway, Affirmative **Excess & Surplus /Specialty:** WR Berkley, Markel, HCC, Unitrin, OneBeacon, RLI, Tower Group, Argo Group, Amtrust, Navigators, United America, Meadowbrook, National Interstate, Baldwin & Lyons, EMC **Multiline/Commercial:** Travelers, AIG, Chubb, Hartford, CNA Financial, Cincinnati, White Mountain, American Financial, Old Republic, ERIE, ProAssurance, Harleysville, Selective Insurance Group, United Fire & Casualty	■ Insurance groups engaged in a variety of underwriting ■ Diverse group with multi-line players and specialized insurers – not in the same market as PPD ■ Similar products: insurance, some with direct marketing ■ Valuation mostly focused on P / BV – not easy to compare to PPD
Specialty Consulting	F T I CONSULTING Huron CONSULTING GROUP NAVIGANT CONSULTING CBIZ DUFF&PHELPS	■ Financial advisors and consultants ■ Size: All below $1bn in EV - except for FTI ■ Lower margin profile than PPD ■ Different end market – focused on corporate clients ■ Different products – financial consulting, no subscription model ■ Similar CapEx profile

Historical Indexed Stock Price Performance

Prepaid Legal vs. Select Peer Sets

Indexed Stock Price Last 3 Years



140%
120%
100%
80%
60%
40%
Indexed Price
Jun-2007
Jun-2008
Jun-2009
Jun-2010
7.3%
(21.5)%
(22.7)%
(26.2)%
(33.4)%

Indexed Stock Price Last 12 Months



180%
160%
140%
120%
100%
80%
60%
Indexed Price
Jun-2009
Dec-2009
Jun-2010
53.4%
32.2%
16.8%
(12.4)%
(24.4)%

Pre-Paid Legal — Specialty Consulting — Multi-Level Marketing — Financial/Tax/Services — Russell 2000 Index

Source: Bloomberg as of 16-Jun-2010 Note: Specialty Consulting: FTI Consulting, Huron Consulting, Navigant Consulting, CBIZ, Duff & Phelps, Multi-Level Marketing: Herbalife, Avon, Nu Skin, Usana, Health Sciences, Oriflame , Financial Tax Services: H&R Block, Jackson Hewitt, and Intuit

Historical Forward Trading Multiples

Last 5 Years | Forward-Year EV / EBITDA and P/E

EV / FY1 EBITDA

	6M Average	3Y Average	5Y Average
Pre-Paid Legal[1]	4.4x	5.5x	6.7x
Specialty Consulting	7.3	8.8	9.2
Multi-Level Marketing	8.1	7.8	8.7
Financial/Tax Services	8.4	8.1	8.9



14x
12x
10x
8x
6x
4x
Jun-2005
Jul-2006
Aug-2007
Sep-2008
Nov-2009
8.3x
7.9x
7.8x

FY1 P / E

	6M Average	3Y Average	5Y Average
Pre-Paid Legal[1]	8.2x	9.8x	11.9x
Specialty Consulting	13.5	17.2	18.3
Multi-Level Marketing	14.2	14.2	16.3
Financial/Tax Services	13.7	13.4	14.9



30x
20x
10x
0x
Jun-2005
Dec-2006
Jun-2008
Dec-2009
16.9x
14.1x
13.1x

Specialty Consulting — Multi-Level Marketing — Financial/Tax Services

Source: Bloomberg and IBES median estimates as of 16-Jun-2010

Note: Specialty Consulting: FTI Consulting, Huron Consulting, Navigant Consulting, CBIZ, Duff & Phelps, Multi-Level Marketing: Herbalife, Avon, Nu Skin, Usana, Health Sciences, Oriflame , Financial Tax Services: H&R Block, Jackson Hewitt, and Intuit

[1] *LTM measures for PPD*

Comparison of Operating Performance
Pre-Paid Legal vs. Selected Peers Sets

Goldman Sachs

Sales Growth (2008 – 2009)



7.8 %
4.7 %
0.5 %
0.1 %
(0.2) %
Pre-Paid Legal
Specialty Consulting
Insurance
Financial/Tax Services
Multi-Level Marketing

EBITDA Margin (2010E)



24.7 %
24.2 %
16.0 %
14.1 %
Pre-Paid Legal
Financial/Tax Services
Specialty Consulting
Multi-Level Marketing

Sales CAGR (2009 – 2011E)



8.1 %
4.9 %
0.9 %
0.5 %
(0.8) %
Pre-Paid Legal
Multi-Level Marketing
Specialty Consulting
Insurance
Financial/Tax Services

Capex as % of Sales (2010E)



3.5 %
2.5 %
1.9 %
1.1 %
Pre-Paid Legal
Financial/Tax Services
Multi-Level Marketing
Specialty Consulting

Source: Capital IQ, IBES median estimates, company filings as of 16-Jun-2010
Note: Specialty Consulting: FTI Consulting, Huron Consulting, Navigant Consulting, CBIZ, Duff & Phelps, Multi-Level Marketing: Herbalife, Avon, Nu Skin, Usana, Health Sciences, Oriflame , Financial Tax Services: H&R Block, Jackson Hewitt, and Intuit

Goldman Sachs

Comparison of Current Trading Performance

Pre-Paid Legal vs. Selected Peers Sets

EV / EBITDA (2010E)



4.1x
8.3x
7.9x
7.8x
Pre-Paid Legal
Multi-Level Marketing
Financial/Tax Services
Specialty Consulting

P/E (2010E)



7.2x
16.9x
14.1x
13.1x
11.5x
Pre-Paid Legal
Financial/Tax Services
Multi-Level Marketing
Specialty Consulting
Insurance

EV / EBITDA (2011E)



4.0x
7.5x
7.1x
6.5x
Pre-Paid Legal
Multi-Level Marketing
Financial/Tax Services
Specialty Consulting

P/E (2011E)



6.2x
12.4x
11.1x
10.1x
9.3x
Pre-Paid Legal
Multi-Level Marketing
Specialty Consulting
Insurance
Financial/Tax Services

Source: Capital IQ, IBES median estimates, company filings as of 16-Jun-2010
Note: Specialty Consulting: FTI Consulting, Huron Consulting, Navigant Consulting, CBIZ, Duff & Phelps, Multi-Level Marketing: Herbalife, Avon, Nu Skin, Usana, Health Sciences, Oriflame , Financial Tax Services: H&R Block, Jackson Hewitt, and Intuit

Overview of Pre-Paid Legal Shareholder Base

(US$ in millions)

Top 20 Active Institutional Holders

Rank	Institutional Investor	Investor Type	% Ownership
1	Prescott Investors, Inc.	Growth	17.0%
2	Steadfast Financial, L.L.C.	Hedge Fund	6.7
3	Renaissance Technologies Corp.	Hedge Fund	5.3
4	Blackrock Institutional Trust Company, N.A.	Index	5.2
5	Vanguard Group, Inc.	Index	3.8
6	Robotti & Company Advisors, LLC	Value	3.6
7	Dimensional Fund Advisors, LP	Value	2.5
8	LSV Asset Management	Value	2.1
9	State Street Global Advisors (US)	Index	1.7
10	OppenheimerFunds, Inc.	GARP	1.1
11	CPP Investment Board	Value	1.1
12	Ingalls & Snyder LLC (Asset Management)	GARP	1.0
13	Northern Trust Investments, N.A.	Growth	0.8
14	Boston Trust & Investment Management Co.	Growth	0.7
15	AQR Capital Management, LLC	Hedge Fund	0.7
16	TIAA-CREF	GARP	0.7
17	Peak 6 Capital Management, LLC	GARP	0.6
18	Brandywine Global Investment Management, LLC	Value	0.6
19	Norges Bank	Value	0.5
20	Credit Suisse Securities (USA) LLC	Specialty	0.5
Total for All Institutional Investors			61.1%

Ownership Structure


Retail 20%
Institutions 44%
Insiders 36%

Mutual Fund Styles


Other 9%
Value 18%
Growth 32%
Index 20%
Hedge Fund 21%

Top Inside Shareholders

Rank	Name	Total Holdings	% Ownership
1	Thomas W. Smith[1]	2,579,115	25.0%
2	Harland C. Stonecipher	884,792	8.8
3	Randy Harp	65,352	0.1
4	Kathleen S. Pinson	47,841	0.0
5	Steve Williamson	11,737	0.0
Total		3,588,837	35.9%

Source: Thomson Reuters, as of most recent filing

[1] Assumes Thomas Smith is an insider and includes shared dispositive power of Thomas Smith with Prescott Associates, Steven M. Fischer, and Scott Vassalluzzo

Status Quo: Paths to Enhancing Shareholder Value


Increase Investor Awareness
Research Coverage
Non-Deal Roadshow
Improve Trading Technicals
Increase Float / Liquidity
Diversify Shareholder Base
Optimize Capital Allocation
Open Market Share Repurchase
Structured Share Buyback
Special Dividend
Regular Dividend

Capital Allocation Alternatives

Current Program	Accelerated Share Repurchase	Special Dividend
■ Continue current open market program ■ Potential to reduce public float by $230 million or 73% over the next 5 years ■ Increases % ownership of Prescott / Tom Smith	■ Ability to increase leverage to buy back shares ■ Restrictions on size for optimal execution ■ Potential to reduce public float by up to $100 million or 32% upon execution ■ Increases % ownership of Prescott / Tom Smith	■ Returns capital to shareholders ■ Potential to increase leverage to increase size of special dividend ■ May be less tax efficient than share repurchase ■ No Impact to Prescott / Tom Smith ownership

Status Quo

Continue to buy back shares
(US$ in millions, except per share data)

Summary Financials

	2010E	2011E	2012E	2013E
Revenues	$471.3	$475.6	$480.0	$484.3
EBITDA	$116.5	$118.9	$121.3	$123.7
EPS	$6.87	$7.87	$9.06	$10.57
Cash Flow from Ops	$74.7	$76.3	$78.0	$79.5
Capex	(5.3)	(5.3)	(5.3)	(5.3)
Repayment of Debt	($19.5)	($15.8)	($2.5)	($1.0)
Share Repurchases	(50.0)	(50.0)	(60.0)	(70.0)
Special Dividend	0.0	0.0	0.0	0.0
Total Debt	$23.9	$8.1	$5.7	$4.7
Cash	26.5	31.8	42.1	45.5
Net Debt	(2.6)	(23.7)	(36.5)	(40.8)
Debt / EBITDA	0.2x	0.1x	0.0x	0.0x

Shares Outstanding and EPS



9.1mm
8.2mm
7.3mm
6.3mm
$10.57
$6.87
$7.87
$9.06
2010E
2011E
2012E
2013E

Tom Smith's Ownership[1]



28.2%
31.3%
35.3%
40.6%
2010E
2011E
2012E
2013E

Total Debt and Net Debt



$23.9
($2.6)
$8.1
($23.7)
$5.7
($36.5)
$4.7
($40.8)
2010E
2011E
2012E
2013E
Total Debt
Net Debt

Note: Assumes share buyback with 100% of excess cash flow, without violating credit agreements, and without purchasing more than 60% of free float.

[1] T. Smith shares includes all PPD shares held by Prescott Associates and Prescott Associates Insiders. Assumes Prescott and other insiders do not participate in share buyback.

Goldman Sachs

Considerations for an Aggressive PPD Share Repurchase[1]

(US$ in millions, except per share data)

Consolidated Volume:		80,885			
Total Repurchase Size ($mm):		**$25**	**$50**	**$75**	**$100**
	% of Float	**8.1%**	**16.3%**	**24.4%**	**32.5%**
% Daily Consolidated Volume Purchased	**# Shares Purchased Daily**	**Time to Completion (Months)**			
5.0%	4,044	6.1	12.1	18.2	24.2
10.0%	8,089	3.0	6.1	9.1	12.1
15.0%	12,133	2.0	4.0	6.1	8.1
25.0% 10b-18 limit	20,221	1.2	2.4	3.7	4.9



% of Market Cap
50%
40%
30%
20%
10%
0%
5.1%
10.3%
15.4%
20.5%
4.3%
27.8%
15.8%
46.9%
$25
$50
$75
$100
ASB Median
ASB Max
Tender Median
Tender Max



Days Trading Volume
150
120
90
60
30
0
6.4x
12.7x
19.1x
25.4x
5.8x
23.2x
19.5x
134.0
$25
$50
$75
$100
ASB Median
ASB Max
Tender Median
Tende Max

[1] *Volume Observations taken from last 6 months with spot price of $49.16*

Cash and Debt Financed Accelerated Share Buyback

$75mm Share Buyback - $35mm of New Debt Issued
(US$ in millions, except per share data)

Summary Financials

	2010E	2011E	2012E	2013E
Revenues	$471.3	$475.6	$480.0	$484.3
EBITDA	$116.5	$118.9	$121.3	$123.7
EPS	$7.01	$8.23	$9.49	$11.14
Cash Flow from Ops	$74.2	$75.2	$76.4	$77.6
Capex	(5.3)	(5.3)	(5.3)	(5.3)
Repayment of Debt	($28.8)	($20.2)	($11.2)	($2.5)
Share Repurchases	(75.0)	(50.0)	(60.0)	(70.0)
Special Dividend	0.0	0.0	0.0	0.0
Total Debt	$49.6	$46.4	$43.1	$40.7
Cash	26.8	26.5	26.5	26.5
Net Debt	22.9	19.9	16.6	14.2
Debt / EBITDA	0.4x	0.4x	0.4x	0.3x

Shares Outstanding and EPS



8.6mm
7.7mm
6.8mm
5.8mm
$7.01
$8.23
$9.49
$11.14
2010E
2011E
2012E
2013E

Tom Smith's Ownership[1]



29.9%
33.4%
38.1%
44.2%
2010E
2011E
2012E
2013E

Total Debt and Net Debt



$49.6
$22.9
$46.4
$19.9
$43.1
$16.6
$40.7
$14.2
2010E
2011E
2012E
2013E
Total Debt
Net Debt

Source: Management projections and GS extrapolations. Assumed share price of $46.09 per Management Projections.
Note: Maximum share repurchase in any year is 60% of float. Paydown of existing bank debt per credit agreement. No paydown on new debt. Debt issued at 6.00%.
[1] T. Smith shares includes all PPD shares held by Prescott Associates and Prescott Associates insiders. Assumes Prescott and other insiders do not participate in share buyback.

Goldman Sachs

Illustrative Accretion / Dilution Analysis

Cash and Debt Financed Share Repurchase | Assumes transaction at $49.18 per share

(US$ in millions, except per share data)

Estimated Cash at 31-Dec-2009	$76.5
Illustrative Cash Available for Repurchase	**$50.0**

Total Share Repurchase	**Status Quo**	**$25**	**$50**	**$75**	**$100**
Share Price at Repurchase	$49.18	$49.18	$49.18	$49.18	$49.18
Purchase Price Premium over Share Price		*0.0%*	*0.0%*	*0.0%*	*0.0%*
Shares Repurchased (mm)		0.508	1.017	1.525	2.033
% of Float Repurchased		*8.1%*	*16.3%*	*24.4%*	*32.5%*
% of Outstanding Shares Repurchased		*5.0%*	*10.0%*	*15.0%*	*20.0%*
Year End Share Count		*9.674*	*9.165*	*8.657*	*8.149*
Pro Forma Weighted Average Shares Outstanding (Diluted)	**10.182**	**9.928**	**9.674**	**9.419**	**9.165**
Accretion / (Dilution) Analysis					
Additional Interest Expense from New Debt		$0.0	$0.0	$1.5	$2.1
Interest Income foregone		$0.7	$1.4	$2.1	$2.8
2010E Net Income	$67.5	$67.2	$67.0	$66.1	$65.6
2010E EPS	$6.63	$6.77	$6.92	$7.02	$7.16
Accretion / (Dilution) ($)		**$0.14**	**$0.29**	**$0.39**	**$0.53**
Accretion / (Dilution) (%)		***2.2%***	***4.4%***	***5.9%***	***8.0%***
Additional Interest Expense from New Debt		$0.0	$0.0	$3.0	$4.3
Interest Income foregone		$1.4	$2.8	$4.2	$5.6
2011E Net Income	$71.9	$71.4	$70.9	$69.2	$68.2
2011E EPS	$7.07	$7.19	$7.33	$7.35	$7.44
Accretion / (Dilution) ($)		**$0.13**	**$0.26**	**$0.28**	**$0.38**
Accretion / (Dilution) (%)		***1.8%***	***3.7%***	***4.0%***	***5.3%***
Total Debt	$20.1	$20.1	$20.1	$80.1	$105.1
Total Cash	$56.4	$51.5	$26.5	$26.5	$26.5
Total Debt / 2010E EBITDA	0.2 x	0.2 x	0.2 x	0.7 x	0.9 x

Source: Estimates per Management Projections assuming no share buyback activity in 2010 and 2011, 2010 share buybacks begin mid-year.
Note: Underlying straight debt rates of 6.0%. Cash financed scenario assumes \$2.0mm interest foregone on cash used. 2010 interest effect for half a year. Tax Rate of 38.2%.

Special Dividend

$75mm Special Dividend - $35mm of New Debt Issued
(US$ in millions, except per share data)

Summary Financials

	2010E	2011E	2012E	2013E
Revenues	$471.3	$475.6	$480.0	$484.3
EBITDA	$116.5	$118.9	$121.3	$123.7
EPS	$6.47	$6.91	$7.81	$8.93
Cash Flow from Ops	$74.2	$75.2	$76.5	$77.7
Capex	(5.3)	(5.3)	(5.3)	(5.3)
Repayment of Debt	($32.0)	($19.9)	($11.2)	($2.4)
Share Repurchases	0.0	(50.0)	(60.0)	(70.0)
Special Dividend	75.0	0.0	0.0	0.0
Total Debt	$49.4	$43.1	$40.7	$39.7
Cash	26.5	26.5	26.5	26.5
Net Debt	22.9	16.6	14.1	13.2
Debt / EBITDA	0.4x	0.4x	0.3x	0.3x

Shares Outstanding and EPS



10.2mm
9.3mm
8.3mm
7.4mm
$6.47
$6.91
$7.81
$8.93
2010E
2011E
2012E
2013E

Tom Smith's Ownership[1]



25.3%
27.8%
30.9%
34.9%
2010E
2011E
2012E
2013E

Total Debt and Net Debt



$49.4
$22.9
$43.1
$16.6
$40.7
$14.1
$39.7
$13.2
2010E
2011E
2012E
2013E
Total Debt
Net Debt

Source: Management projections and GS extrapolations
Note: Assumes $75.0mm dividend in 2010 ($7.37 per share) followed by continued share buyback according to management projections, and without purchasing more than 60% of free float.
[1] T. Smith shares includes all PPD shares held by Prescott Associates and Prescott Associates insiders. Assumes Prescott and other insiders do not participate in share buyback.

Goldman Sachs

IV. Partner with Financial Sponsor

Private Equity Dynamics Are Improving

Why Private Equity Activity is Accelerating

- LBO activity increased across several sectors during 2H 2009 and Q1 2010. Key large deals include:
  - — Cerberus / **DynCorp**
  - — MDP / **BWAY**
  - — TPG / **IMS Health**
  - — Silver Lake / **Skype**
  - — Blackstone / **Busch Entertainment**
  - — EQT Partners / **Springer Science**
- Financings for recent LBOs have been arranged promptly and with significant demand, albeit at lower leverage levels

Signs of Life are Beginning to Emerge



LBOs
% of Total
Rank Volume ($bn)
% of Total M&A
4%
$28
4%
$38
4%
$31
2%
$8
1%
$3
1%
$5
3%
$12
5%
$29
2%
$13
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010

Global High Yield Issuance Has Surged



$25bn
$54bn
$5bn
$41bn
$1bn
$10bn
$11bn
$10bn
$52bn
$16bn
$51bn
$15bn
$63bn
$29bn
Q208
Q308
Q408
Q109
Q209
Q309
Q409
HY Bonds
Loans

Ample "Dry Powder" is Available [1]



Private Equity "Dry Powder" ($bn)
$186
$178
$259
$379
$462
$501
$508
2003
2004
2005
2006
2007
2008
2009

Source: GS Internal data; Thomson Reuters; "A Perfect Storm for M&A," Goldman Sachs Research Roundtable, October 13, 2009
[1] Financial sponsor cash levels as of September 30, 2009

Goldman Sachs

Recent Leveraged Buyout Transactions

Priced Date	May 19	May 19 / 25	May 19 / 21	May 21	May 21 / Jun 8	Jun 3	Jun 3
Target	American Tire Distributors	D&B	skillsoft	Sedgwick CMS	Bway corporation	Protection One	STYRON
Sponsor	TPG	Oak Hill	Berkshire, Advent, Bain	H & F, Stone Point Capital	Madison Dearborn	GTCR	Bain Capital
CCR	B3 / B	B2 / B	B2 / B+	B2 / B+	B1 / B+	B2 / B+	B2/B+
EBITDA	$120 million	$83 million	$122 million	$114 million	$136 million	$129 million	$281 million
Deal Size	$450mm ABL $250mm Sec Nts $200mm Sub Nts[1] **$900mm Total**	$50mm RC $150mm TLB $200mm Bridge **$400mm Total**	$40mm RC $325mm TLB $310mm Bridge **$675mm Total**	$60mm RC $400mm 1st Lien $200mm 2nd Lien[1] **$660mm Total**	$75mm RC $490mm TLB $200mm Bridge **$765mm Total**	$25mm RC $390mm TLB $150mm Sub Nts[1] **$565mm Total**	$20mm RC $800mm TLB **$1bn Total**
Leverage	3.6x Secured 5.3x Total	1.8x Secured 4.2x Total	2.5x Secured 5.2x Total	3.5x Secured 5.3x Total	3.6x Secured 5.1x Total	3.2x Secured 4.5x Total	2.4x Secured 2.8x Total
Equity Contribution	53%	41%	46%	40%	25%	38%	50%
Pricing	**Secured Notes:** 9.75% @ 98.76 to yield 10% **Subordinated Notes:** Private	**Term Loan:** L+425, 1.75% Floor, 99 **Senior Notes:** 11.00%	**Term Loan:** L+475, 1.75% Floor, 99 (NC1, 102, 101) **Senior Notes:** 11.125% @ 99.347 to yield 11.25%	**1st Lien:** L+400, 1.50% Floor, 99 **2nd Lien:** L+750, 1.50% Floor, 98.5 (NC2, 103, 102, 101)	**Term Loan:** L+375, 1.75% Floor, 99.5 **Senior Notes:** 10.25%	**Term Loan:** L+425, 1.75% Floor, 98.5 **Subordinated Notes:** Private	**Term Loan:** L + 575, 1.75% floor, 98.00
Current Trading Levels	**Secured Notes:** 98.375 **Sub Notes:** N/A	**Term Loan:** 99.25 **Senior Notes:** 100.625	**Term Loan:** 99.3125 **Senior Notes:** N/A	**1st Lien:** 99.333 **2nd Lien:** 98.75	**Term Loan:** 99. 6875 **Senior Notes:** 100.625	**Term Loan:** 98.5 **Sub Notes:** N/A	**Term Loan:** 99.75

[1] *Privately placed junior capital*

Goldman Sachs

Take Private Considerations

Benefits

- Potential to partner with a Sponsor to gain expertise and opportunities to catalyze topline growth
- Sponsor contacts can be leveraged
- Ability to effect change as private company and operate with long-term perspective versus quarter-to-quarter mentality
- Removes public scrutiny
- Opportunity for the Stonecipher and Prescott/Tom Smith to roll-over equity

Topics to Consideration

- Unless Sponsor has businesses with strategic fit, limited potential for synergies
- Importance of selecting a partner with common vision / strategic goals for the Company
- Sponsor ability to execute very dependant on loan market conditions
- Increased leverage may constrain ability to make investments
- Members' perception of transaction critical to success

Potential Financial Sponsor Partners

(US$ in billions)

Tier I

Firm	Fund Size
Cerberus Capital Management, L.P.	$22.0
MDP	6.5
Clayton Dubilier & Rice	5.0
Lindsay Goldberg	4.7
Oak Hill Capital Partners	3.8
MidOcean Partners	1.3

Tier II

Firm	Fund Size
Centerbridge	$3.2
GTCR	2.8
American Securities	1.5
Invus	1.5

Related Sponsor Owned Assets

Portfolio Companies	Sponsor	Fund Size
Affinion	Apollo	$14.7
Altegrity	Providence Equity	12.2
Alliant, HealthMarkets	The Blackstone Group	10.0

Goldman Sachs

Illustrative PPD Leveraged Buyout Analysis

Assumes 40.0% Premium Purchase Price | 3.5x Leverage

(US$ in millions)

Sources of Funds

	Amount	Interest Rate	% of Total Sources	x LTM 9/30 '10 EBITDA
Cash From Balance Sheet (Mar. 2010)	$ 52		6.8%	
Revolver	$ 0	0.0%	0.0%	-
Bank Debt	400	7.5%	51.9%	3.5 x
Total Debt	**$ 400**		**51.9%**	**3.5 x**
Sponsor Equity	319		41.4%	6.2 x
Total Sources of Funds	**$ 771**		**100.0%**	**6.7 x**

Uses of Funds

	Amount
PPD Share Price (40.0% Premium)	$ 68.85
Diluted Shares Outstanding	10.2 mm
Total Equity Purchased	**$ 701**
Minimum Cash	26
Existing Debt Retired	34
Fees	10
Total Uses of Funds	**$ 771**

Pro Forma Credit Statistics

FYE 31 December	2011E	2012E	2013E	2014E
Revenues	$ 476	$ 480	$ 484	$ 489
EBITDA	119	121	124	126
Senior Debt / EBITDA	2.8 x	2.2 x	1.6 x	0.9 x
Total Debt / EBITDA	**2.8 x**	**2.2 x**	**1.6 x**	**0.9 x**
EBITDA / Interest Exp.	4.0 x	4.8 x	6.1 x	8.6 x
EBITDA - Capex / Interest Exp.	4.1 x	5.0 x	6.4 x	8.9 x
Debt / Capitalization	48.1%	39.4%	29.6%	18.4%
FCF / Total Debt	18.9%	25.3%	36.9%	64.9%
Senior Debt	$ 336	$ 269	$ 196	$ 119
Total Debt	336	269	196	119
Capital Expenditures	$ 5	$ 5	$ 5	$ 5
FCF for Debt Service	**$ 64**	**$ 68**	**$ 72**	**$ 77**
Cumulative FCF	64	131	204	281

Equity Returns to Sponsor

Exit Year	EBITDA Exit Multiple 6.0 x	6.5 x	7.0 x
2013E	21.5%	25.7%	29.7%
2014E	20.1%	22.9%	25.5%
2016E	18.7%	20.7%	22.5%

Total Leverage	2016E EBITDA Exit Multiple 6.0 x	6.5 x	7.0 x
3.0 x	17.2%	19.0%	20.6%
3.5 x	18.9%	20.8%	22.6%
4.0 x	21.1%	23.3%	25.4%

Total Leverage	Incremental Sales Growth[1] (1.0%)	0.0%	1.0%
3.0 x	17.5%	19.0%	20.4%
3.5 x	19.2%	20.8%	22.4%
4.0 x	21.5%	23.3%	25.1%

Note: Balance sheet figures from projections for March 31, 2010. Assumes advisory / other fees of $10.0 million. Assumes standard LBO / purchase accounting treatment. Assumes incremental D&A from asset write-ups is tax-deductible for book purposes. Entry multiple based on LTM 9/30 EBITDA of $116.4mm.

[1] Assumes 2016 exit at 6.5x LTM EBITDA

Goldman Sachs

Potential Sales Process Execution Strategies

Approach	Rationale	Issues
1-2 Buyers	■ Highest level of control ■ Easiest to maintain confidentiality ■ Fastest and simplest process ■ Option of presenting valuation floor for participation ■ Can later determine whether or not to approach other buyers	■ Need to be extremely confident that the buyer chosen is the best to own the asset ■ May not result in highest value due to lack of competitive tension — Higher execution risk of seeking a minimum floor valuation
Narrow Solicitation	■ Creates competitive tension between buyers ■ Buyers need to exhibit worthiness to participate in process – create reverse competition ■ Ability to be more selective in buyer (cultural fit) ■ Less disruptive to business and management vs. focused auction ■ Flexibility in timing and buyer selection	■ Might not result in highest valuation ■ May omit certain potential buyers ■ Risk of negative perception if deal is not completed ■ Limits ability to control buyer expectations on valuation floor
Focused Auction	■ Creates greatest competitive tension among buyers to produce the highest valuation ■ Highest probability of a successful transaction ■ Maximizes the likelihood that all viable buyers will be contacted	■ Higher likelihood of leaks to the market ■ Time commitment by management ■ Potentially extends length of process ■ Risk of negative perception if deal is not completed

Goldman Sachs

The "Gold Card" Approach

- Goldman Sachs will work with Pre-Paid Legal to identify the most attractive group of partners
- Access broad GS coverage network on a highly confidential basis
- Determine level of interest and qualify partners to participate in the process
- Offering Memorandums are distributed to partners
- Upfront meetings with "Gold Card" partners
  - Directed, tailored and substantive meetings
  - Detailed information provided
  - Follow-up due diligence
- Provides a "hook" to attract the best partners
  - Buyers feel they are being targeted
- Adds credibility to bids from interested parties
- Two-step bidding process
- Final negotiations with one or more parties

Goldman Sachs

Illustrative Process Timeline

	Description of Events	Responsibility
Preparation Phase		
Week 1-6	■ Due diligence / preparation	PPD, GS
	■ Draft Offering Memorandum and "Gold Card" management presentation	GS
	■ Data room preparation	PPD, GS, LT, AC
	■ Draft preliminary bid instruction letter	PPD , GS, LT
	■ Draft purchase agreement	GS, LT, PPD
	■ Finalize potential partner contact list	GS
	■ Finalize teaser	GS, PPD
	■ Prepare script for discussion with potential partners	GS, PPD
First Round		
Week 7-8	■ Begin calling partners / sending confidentiality agreements and teaser	GS
	■ Negotiate confidentiality agreements	GS, PPD
	■ Finalize data room preparation	GS, LT
	■ Distribute Offering Memorandum and schedule "Gold Card" meeting	GS
	■ Continue negotiating confidentiality agreements / distributing Offering Memorandum and teaser	GS
	■ Distribute draft purchase agreement to working group	LT
Week 9-11	■ "Gold Card" meetings	GS, PPD
	■ Finalize draft purchase agreement and contract schedules	GS, LT
	■ Provide data room access	GS, PPD
Week 12-14	■ Respond to due diligence questions	PPD , GS
	■ Receive and evaluate first round bids	GS, PPD , LT
	■ Select potential partner for Second Round	GS, PPD

Pre-Paid Legal = PPD Goldman, Sachs & Co. = GS Legal Team = LT Accountants = AC

Illustrative Process Timeline (Continued)

	Description of Events	Responsibility
Second Round		
Week 14-18	■ Schedule site visits / continue due diligence	GS, PPD
	■ Distribute final process letter and sale and purchase contract	GS
Negotiation / Documentation Phase		
Week 19	■ **Receive final bids and marked-up purchase agreements and commitment letters from financing sources as appropriate**	GS, LT
	■ Negotiate final terms	PPD, GS, LT
Week 20	■ Sign sale and purchase agreement	PPD
	■ **Announce take-private**	PPD

Pre-Paid Legal = PPD **Goldman, Sachs & Co. = GS** **Legal Team = LT** **Accountants = AC**

Goldman Sachs

V. Sale to a Strategic Buyer

Potential Sale to a Strategic Buyer

- Benefits:
  - — Leverage cross-selling opportunities and potentially broaden portfolio of products / services
  - — Potential for synergies
  - — Leverage reputation and financing ability of acquirer
- Considerations:
  - — Continued focus on near term / quarterly performance
  - — Support of Prescott / Tom Smith and the founder critical
  - — Reaction from sales force highly dependent on acquirer
  - — Integration / transition planning
  - — Loss of control
  - — Anti-trust

Goldman Sachs

List of Potential Acquirers

(US$ in millions)

	Equity Value	Enterprise Value	P/E	Cash	Comments
Tier I					
	NA	NA	NA	NA	■ Global insurer that knows how to integrate different distribution models
PRIMERICA	$1,558	$629	3.0x	$929	■ Already sells insurance through multi-level marketing ■ Increase membership and insurance offering ■ Recently spun off from Citigroup
Tier II					
MetLife	33,708	55,104	NM	9,202	■ Owns Hyatt Legal Plans – direct competitor ■ Could take advantage of multi-level marketing channel
Tier III					
SIGNAL IDUNA	NA	NA	NA	NA	■ Owns Allrecht and DEURAG ■ Could take advantage of multi-level marketing channel
ARAG	NA	NA	NA	NA	■ One of largest specialty legal insurers in Europe ■ Has operation in the US and stated desire to expand international business ■ Family owned ■ Could sell current product through PPD channel

Source: Capital IQ as of 16-Jun-2010

Goldman Sachs

VI. Partnerships and Acquisitions

Goldman Sachs

Partnerships for PPD

(US$ in millions)

	AAA	GEICO	Allstate	PROGRESSIVE
Equity Value	NA	NA	NA	NA

Rationale
- Cross-selling opportunity – increase insurance coverage
- Use existing PPD membership to sell auto insurance / memberships
- Increase services to gain new customers
- Ability to create premium memberships for AAA

	MasterCard	VISA	American Express	Capital One
Equity Value	$26,800	$56,082	$48,807	$18,380

Rationale
- Create credit card with legal protection
- Ability to charge PPD membership fee directly to credit card
- Significant differentiator with limited additional cost – Most credit card companies offer some kind of insurance already

	Hertz	AVIS	enterprise
Market Cap	$4,228	$1,150	NA

Rationale
- Provide short term legal protection with car rental
- Potential to attract long-term members
- Enable PPD to target lucrative demographic of business travelers
- Raise awareness for PPD

	STATE AUTO	Hanover	MERCURY INSURANCE GROUP
Market Cap	$686	$1,947	NA

Rationale
- Cross-selling of insurance products
- Provide access to PPD members to direct insurers and gain access to direct marketing to sell PPD insurance

Source: CapIq as of 16-Jun-2010

Goldman Sachs

Acquisitions

(USD in millions)

	Description	Equity Value	Enterprise Value	% of 52 Week High	EV/EBITDA	PE
ACCESS PLANS USA	Access Plans operates as a membership and insurance marketing company in the United States. The company provides various wholesale membership programs to consumers through retail, rent-to-own, financial, and consumer finance clients	$ 18	$ 14	70.3 %	2.2x	4.8x
INTERSECTIONS INC.	Intersections provides branded and fully customized identity management solutions. The company has four segments: Consumer Products and Services, Background Screening, Online Brand Protection, and Bail Bonds Industry Solutions	85	104	65.7 %	6.5x	NM
RWS GROUP	RWS Holdings plc, through its subsidiaries, provides intellectual property support services, as well as technical, legal, and financial translation services. It operates in two divisions, Translation and Information.	214	174	77.4 %	6.9x	8.1x
ABBEY PROTECTION plc	Abbey Protection plc, through its subsidiaries, supplies legal and taxation related professional fees insurance products and services to small to medium sized enterprises in the United Kingdom. It sells and underwrites commercial legal expenses insurance that reimburses the legal fees incurred by businesses in the event of legal actions, such as employment and contract disputes; and professional fees insurance, which reimburses fees incurred by taxpayers.	116	68	93.7 %	4.5x	12.2x

Source: CapIq as of 16-Jun-2010

Goldman Sachs

Appendix A: Valuation Backup

Goldman Sachs

Comparison of Selected Precedent Transactions

Direct Sellers / Direct Marketing

($ in millions)

Announced	Acquirer	Target	Enterprise Value ($mm)	Levered Multiples of LTM (x) Sales	EBITDA	EBIT
Mar-2008	TSG Consumer Partners	Monavie	N/A	N/A	N/A	N/A
Oct-2007	Carlyle	Arabela	N/A	N/A	N/A	N/A
Feb-2007	Whitney (1)	Herbalife	2,960.0	1.6	9.7	10.7
Nov-2006	Golden Gate	Neways	N/A	N/A	N/A	N/A
May-2006	Sun Capital	Lillian Vernon	N/A	N/A	N/A	N/A
May-2006	Oak Hill (2)	NSA, Inc.	300.0	1.3	5.4	N/A
Aug-2005	Tupperware (3)	Sara Lee (Direct Selling Business)	557.0	1.2	9.3	10.1
Dec-2004	Harvest Partners	Leviad and Arbonne	N/A	N/A	N/A	N/A
Jul-2004	Highfields and Wasserstein	Harry & David	82.6	0.3	N/A	N/A
Jun-2004	Golden Gate	Newport News	28.6	N/A	N/A	N/A
May-2004	Ripplewood and Activated Holdings	Shaklee Japan KK, Shaklee Corp and Inobys	382.7	1.4	7.4	14.7
Mar-2004	Vorwerk & Co. KG	Jafra Cosmetics International	500.0	1.3	7.5	N/A
Jul-2003	Management Led Group	Unicity	N/A	N/A	N/A	N/A
Sep-2002	Berkshire Hathaway	The Pampered Chef	N/A	N/A	N/A	N/A
Apr-2002	Whitney and Golden Gate Capital	Herbalife International	461.2	0.4	4.3	5.3
Nov-1999	Investor Group (4)	Amway Japan Ltd	2,085.6	N/A	N/A	N/A
Apr-1998	HM Capital	Home Interiors & Gifts	920.0	1.6	N/A	N/A
Jan-1998	Clayton Dubilier & Rice Inc.	Jafra Cosmetics International (Gillette)	202.5	0.9	8.3	N/A
Dec-1997	Fenchurch Place PLC	Betterware PLC	195.0	N/A	N/A	N/A
		Mean		1.1 x	7.4 x	10.2 x
		Median		1.3 x	7.5 x	10.4 x

Source: Public filings, research reports and Factiva

** Transaction terms not disclosed.*

[1] Offer made on February 2, 2007 for $38.00 per share. Special committee decided on March 29, 2007 that offer does not represent sufficient value for Company.

[2] Oak Hill acquired a 40% interest for $120 million. Enterprise value represents the grossed up value.

[3] $60 million EBITDA estimate from AG Edwards research report dated 10-Aug-2005.

[4] Assumes an average exchange rate on 22-Dec-1999 to calculate Enterprise Value. LTM Sales, EBIT and EBITDA assume average exchange rates over the respective terms.

Pre-Paid Legal Historical & Projected Financials

Base Case

Revenue and EBITDA Margin



$457.1
$464.5
$466.8
$471.3
$475.6
$480.0
$484.3
21.5 %
23.7 %
24.0 %
24.7 %
25.0 %
25.3 %
25.5 %
2007A
2008A
2009A
2010E
2011E
2012E
2013E

Diluted EPS and Growth



$3.88
$5.04
$5.86
$6.87
$7.87
$9.06
$10.58
29.9%
16.3%
17.2%
14.6%
15.1%
16.8%
2007A
2008A
2009A
2010E
2011E
2012E
2013E

Source: Management projections

Goldman Sachs

Preliminary Illustrative Discounted Cash Flow Analysis

(US$ in millions, except per share data)

Discounted Cash Flow Analysis

	2010E	2011E	2012E	2013E	2014E
Revenue	$ 471	$ 476	$ 480	$ 484	$ 489
EBITDA	117	119	121	124	126
Depreciation & Amortization	8	8	8	8	8
EBIT	108	111	114	116	119
Taxes	41	42	43	44	45

	2010E	2011E	2012E	2013E	2014E
NOPAT	$ 67	$ 69	$ 70	$ 72	$ 73
(+) Depreciation & Amortization	8	8	8	8	8
(-) Capital Expenditures	5	5	5	5	5
(-) Increase in Net Working Capital	0	0	0	0	0
Unlevered Free Cash Flow	**$ 70**	**$ 71**	**$ 73**	**$ 74**	**$ 76**
PV of Free Cash Flows @ 11.0% WACC	$ 63	$ 58	$ 53	$ 49	$ 45
PV of TV @ 6.0x 2014E EBITDA					442
Total Enterprise Value					**$ 710**
Equity Market Cap					728
Share Price					$ 73

Operating Assumptions	2010E	2011E	2012E	2013E	2014E
Sales Growth	1.0 %	0.9 %	0.9 %	0.9 %	0.9 %
EBITDA Margin	24.7	25.0	25.3	25.5	25.8
D&A (% of Revenue)	1.8	1.7	1.6	1.5	1.5
EBIT Margin	23.0	23.3	23.6	24.0	24.3
Capital Expenditures (% of D&A)	63.6	65.6	67.7	70.0	70.0
Taxes (% of EBIT)	37.9	38.1	38.2	38.2	38.2

Sensitivity Analysis

Enterprise Value ($)

	Terminal Multiple of 2014E EBITDA				
Discount Rate	5.0 x	5.5 x	6.0 x	6.5 x	7.0 x
12.0 %	$63.10	$66.62	$70.13	$73.65	$77.16
11.5 %	64.23	67.82	71.42	75.01	78.61
11.0 %	65.38	69.06	72.74	76.41	80.09
10.5 %	66.57	70.33	74.09	77.85	81.61
10.0 %	67.78	71.63	75.48	79.32	83.17

Enterprise Value ($) at 6.0x Terminal EBITDA

	Change in Sales Growth				
Change in EBIT Margin	(2.0)%	(1.0)%	0.0 %	1.0 %	2.0 %
(2.0)%	$61.78	$64.38	$67.07	$69.86	$72.75
(1.0)%	64.39	67.10	69.90	72.82	75.83
0.0 %	67.00	69.82	72.74	75.77	78.91
1.0 %	69.61	72.54	75.57	78.72	81.99
2.0 %	72.22	75.26	78.41	81.68	85.06

Implied Perpetuity Growth Rates of Free Cash Flow

	Terminal Multiple of 2014E EBITDA				
Discount Rate	5.0 x	5.5 x	6.0 x	6.5 x	7.0 x
12.0 %	0.1 %	1.1 %	1.9 %	2.6 %	3.2 %
11.5 %	(0.3)	0.6	1.5	2.2	2.8
11.0 %	(0.8)	0.2	1.0	1.7	2.3
10.5 %	(1.2)	(0.3)	0.6	1.2	1.9
10.0 %	(1.7)	(0.7)	0.1	0.8	1.4

Source: Management projections and GS extrapolations; Market data as of 16-Jun-2010
Note: Analysis is discounted to Jun-2010 and assumes mid-year convention. Assumes PPD closing price of $49.16, 10.01 mm average weighted shares outstanding.

Goldman Sachs

Weighted Average Cost of Capital

WACC Calculation	
Risk-Free Rate	4.04%
Equity Beta (Relevered)	0.87
Equity Risk Premium	6.67%
Cost of Equity	**9.86%**
Pre-Tax Cost of Debt	5.00%
After-Tax Cost of Debt	3.36%
Weighted-Average Cost of Capital	**11.47%**

Comparable Company	Predicted Equity Beta	Currency	Total Debt (mm)	Total Cash (mm)	Net Debt (mm)	Basic Market Cap (mm)	Net Debt / Equity Ratio	Asset Beta
FTI Consulting	0.78	USD	$561	$81	$480	$2,081	0.23	0.68
Huron Consulting	0.97	USD	302	1	302	463	0.65	0.68
Navigant Consulting	0.84	USD	200	0	200	560	0.36	0.68
Duff & Phelps	0.86	USD	0	90	(90)	324	(0.28)	1.05
CBIZ	0.73	USD	238	5	232	410	0.57	0.54
Avon Products	1.00	USD	2,599	1,142	1,456	12,068	0.12	0.92
Nu Skin	1.28	USD	156	180	(24)	1,826	(0.01)	1.29
Oriflame Cosmetics	0.93	EUR	220	69	152	2,552	0.06	0.89
USANA Health	1.05	USD	0	22	(22)	558	(0.04)	1.08
H&R Block	0.72	USD	2,810	1,728	1,083	5,182	0.21	0.63
Jackson Hewitt	1.41	USD	364	7	357	45	7.90	0.23
Intuit	0.91	USD	998	1,929	(931)	11,481	(0.08)	0.96
Mean	0.97						0.75	0.80

Source: Ibbotson Associates, Axioma and latest publicly available financial statements
Note: Long term capital structure estimated based on leverage assumed in term sheet; preferred equity treated as equity for this purpose.

Goldman Sachs

Appendix B: Other Materials

Goldman Sachs

Potential Tax Rate Changes Ahead

May Maximize Value by Monetizing Today

- Individual tax rates are scheduled to increase in 2011 when the Bush tax provisions expire, and further increases are scheduled to occur in 2013 under recent healthcare legislation. Additional increases are possible given budget deficits and Obama Administration's agenda…

	Current Tax Rate Environment	If Congress Does Nothing…	If Congress Takes Action to Raise Additional Revenue…
Federal Ordinary Income Tax Rate	35%	39.6%	44% +
Federal Capital Gains Tax Rate	15%	20%	25 – 30%

Additional 3.8% tax on unearned income in 2013 under healthcare legislation. Other rate increases on high income tax payers are possible. Also, add to the tax rate any applicable State and Local tax – the above tax rates are Federal only

Impact on Value of Holding the Business[1]

- With tax rates expected to increase, the value of holding on to the business for its cash flow will decrease substantially…

Next Steps

- Individuals who own closely held businesses may be able to maximize value by monetizing at today's capital gains rate (15%)

PV of A/T Cash Flows from Owning Business


15-30% Lower
Today's Tax Rate of 35%
Future Tax Rate of 50% +

Maximizing Value by Monetizing Today


20-40% Higher
PV of A/T Cash Flows from Owning Business
A/T Cash from Sale or Levered Recap Today

[1] *"Business" or "Closely Held Business" refers to businesses held in pass through form such as LLCs, partnerships, or S-Corps (income flows through to individual owners who are taxed at individual rates).*

Goldman Sachs

Tax Code Favors Buybacks Over Dividends

Although the tax advantages of buybacks over dividends were diminished by the original Bush Administration tax cuts in 2003, there are still significant tax advantages of buybacks for most tax-sensitive shareholders...

...and the relative tax advantages of buybacks are likely to grow in future years as tax rates rise

- There are several reasons why share buybacks are generally more tax efficient than dividends for tax-sensitive shareholders
  - Buybacks do not force shareholders to recognize taxable income
  - Buybacks generally permit shareholders to utilize the tax basis in their shares to offset some or all of the gain recognized
  - Buybacks generally result in capital gain which can be offset by capital losses (including capital loss carryovers)
  - Buybacks result in capital gain which is tax-exempt for non-US shareholders (whereas dividends are subject to withholding tax of up to 30%)
- The relative tax advantages of share buybacks have become more significant for a number of reasons:
  - Downturn in equity markets resulted in many investors having capital loss carryovers and high tax basis in stock relative to current trading price
  - Increase in tax rates on dividends due to expiration of Bush tax cuts (starting in 2011), increases in state tax rates and other pending tax rate increases (e.g. 3.8% Health Care tax on investment income starting in 2013)
    - These changes will often increase the tax rate on dividends by 10 percentage points or more
  - Recent tax law change may impose 30% withholding tax on all dividend equivalent payments made to non-US shareholders in connection with equity swaps starting in March 2012
- While many companies may be compelled to maintain dividends for various reasons, there are alternative structures that can be considered to create synthetic yield for investors
  - Goldman Sachs is a leader in executing these structures, especially in connection with family-controlled situations where unique issues may arise (e.g. Ford Motor Value Enhancement Plan)
- Companies considering making substantial cash distributions to shareholder should also consider accelerating timing of such distributions to precede future tax rate increases
    - For example, paying one-time dividend in 2010 will avoid 5 – 25 point increase in dividend tax rates expected in 2011

Goldman Sachs

Tax Code Favors Buybacks Over Dividends

Illustrative Example

Situation and Assumptions

- Company has $10 billion market capitalization and stock price is $100 / share
- Company wants to return $500 million of cash to shareholders annually (5% of market capitalization)
- Company can either:
  - — Pay dividend of $5 per share
  - — Buy back $500 million of stock
  - — Under either scenario, Company's balance sheet is identical; however, since share count is reduced in the buyback scenario, stock price remains at $100 rather than declining to $95 in dividend scenario
- Individual tax-sensitive shareholder owns 1,000 shares and has tax basis of $90 per share
- Individual's tax rate (federal and state) on dividends and capital gains is 30%
- Individual would like to realize cash flow of $5,000 regardless of whether company returns cash via dividend or buyback

Return of Capital via Dividend		Return of Capital via Share Repurchase	
		Shares Sold	50
Dividend Received	$ 5,000	Value of Shares Sold	$ 5,000
		Tax Basis in Sold Stock	$ 4,500
		Capital Gain	$ 500
Dividend Tax Rate	30%	Capital Gains Tax Rate	30%
Dividend Tax	$(1,500)	Capital Gains Tax	$(150)
After-Tax Proceeds	$ 3,500	After-Tax Proceeds	$ 4,850
Shares Owned Post-Dividend	1,000	Shares Owned Post-Sale	950
Value of Shares Post-Dividend	$ 95,000	Value of Shares Post-Sale	$ 95,000
Share Price	$ 95	Share Price	$ 100
		Tax Savings from Share Buyback	$ 1,350
		Buyback Taxes as % of Dividend Taxes	10%

Note: Share repurchase results in no immediate tax if shareholder: (i) decides not to sell shares at time of repurchase, or (ii) has tax basis of greater than $100 per share or other capital loss carryovers. Capital Gains and Ordinary income tax rates of 30% reflect approximate 2011 federal and state rates.

Goldman Sachs

Comparison of Selected Companies

(US$ in millions)

Company	Closing Price ($) 16-Jun-2010	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)	Enterprise Value Multiples (2) Sales 2010	Sales 2011	EBITDA 2010	EBITDA 2011	EBIT 2010	EBIT 2011	Calendarized P/E Multiples (2) 2010	2011	EBITDA Margin 10
Pre-Paid Legal	$ 49.18	93 %	$ 493	$ 475	1.0 x	1.0 x	4.1 x	4.0 x	4.3 x	4.2 x	7.2 x	6.2 x	24.7 %
Specialty Consulting													
FTI Consulting	$ 44.30	79 %	$ 2,140	$ 2,620	1.8 x	1.6 x	7.8 x	7.1 x	9.3 x	8.3 x	14.3 x	12.6 x	22.8 %
Huron Consulting	21.39	42	467	768	1.2	1.1	7.8	6.5	10.2	7.4	13.0	10.6	16.0
Navigant Consulting	11.07	71	563	762	1.1	1.0	7.3	6.1	9.7	7.8	14.2	11.1	14.5
Duff & Phelps	11.33	58	324	333	0.8	0.8	4.6	4.0	4.7	3.7	12.2	10.0	18.2
CBIZ	6.57	84	410	643	0.9	0.8	8.1	6.9	NA	NA	13.1	11.3	10.7
Multi-Level Marketing													
Avon Products	28.17	77	12,068	13,565	1.2	1.2	8.8	7.8	9.9	9.1	14.1	12.2	14.0 %
Herbalife	46.57	88	2,946	3,032	1.2	1.1	7.2	6.6	8.6	7.9	11.9	10.7	16.3
Nu Skin	27.06	80	1,826	1,802	1.2	1.2	8.1	7.5	9.2	8.3	14.4	12.9	15.0
Oriflame Cosmetics	55.22	87	3,137	3,324	1.8	1.6	12.8	10.5	14.6	12.2	18.2	14.7	14.1
USANA Health	36.46	93	585	563	1.2	1.1	8.3	7.4	9.5	8.6	14.1	12.4	14.1
Financial/Tax Services													
H&R Block	15.74	68	5,182	6,265	1.6	1.6	6.8	6.7	7.8	7.3	10.4	9.3	23.6 %
Jackson Hewitt	1.57	21	45	402	1.9	1.8	7.9	7.1	9.9	NA	23.6	7.5	24.2
Intuit	36.55	97	11,963	11,032	3.1	2.9	8.6	7.9	9.9	9.1	16.9	15.0	36.5
	High	97 %	$ 12,068	$ 13,565	3.1 x	2.9 x	12.8 x	10.5 x	14.6 x	12.2 x	23.6 x	15.0 x	36.5 %
	Mean	73	3,204	3,470	1.5	1.4	8.0	7.1	9.4	8.2	14.6	11.6	18.5
	Median	79	1,826	1,802	1.2	1.2	7.9	7.1	9.6	8.3	14.1	11.3	16.0
	Low	21	45	333	0.8	0.8	4.6	4.0	4.7	3.7	10.4	7.5	10.7

Source: (1) Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December.

Goldman Sachs

Largest Tenders as a Percentage of Float

Date Announced	Issuer	Shares Sought	Value Sought ($mm)	Days Trading Volume	% of Shares Outstanding	% of Float	Premium to Pre-tender
26-Jan-06	Affiliated Computer Services	55,500,000	$3,496.50	44.18	46.91%	48.23%	129.68%
19-Jun-07	Expedia Inc	116,666,665	3,500.00	50.00	42.04	53.35	13.73
10-May-05	Emmis Communications Corp	20,250,000	399.94	33.72	38.99	39.93	26.21
17-Mar-06	CBRL Group Inc	16,750,000	770.50	23.48	35.19	36.17	(5.19)